EXHIBIT 99.7 - Stock Option Plan document as approved by Board of
Directors on April 12, 1996

                      ELECTRONIC SYSTEMS TECHNOLOGY
      1996 STOCK OPTION PLAN FOR DIRECTORS, OFFICERS, and EMPLOYEES

 1.	PURPOSE.  The purpose of this plan is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract and retain the services of experienced and knowledgeable officers and directors and by encouraging such officers and directors to acquire an increased proprietary interest in the Company, as well as to attract, retain, and stimulate the performance of selected employees, and giving such directors and employees the opportunity to acquire a proprietary interest in the Company's business and an increased personal interest in this continued success and progress as well as increased the productivity of those individuals whom the Committee deem to have the potential to contribute to the success of the company.

 2.	DEFINITIONS.  Unless otherwise indicated, the following words when used herein shall have the following meanings:

    a.	"Board of Directors" shall mean the Board of Directors of the
       Company.

    b.	"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    c.	"Common Stock" shall mean the Company's Common Stock ($0.001 par value) and any share or shares of the Company's stock hereafter issued or issued in substitution for such shares.

    d.	"Director" shall mean a member of the Board of Directors.

    e.	"Employee" shall mean any person (including officers of the
       Company), who is employed by the Company or any parent or Subsidiary of the Company or any person who acts or represents the Company as a consultant or advisor.

    f.	"Nonqualified Stock Option" shall mean any option granted to an eligible employee under the Plan which is not an Incentive
       Stock Option.

    g.	"Option" shall mean and refer to Nonqualified Stock Options.

    h.	"Optionee" shall mean any employee who is granted an Option
       under the Plan. "Optionee" shall also mean the personal representative of an Optionee and any other person who acquires the right to exercise an Option by bequest or inheritance or pursuant to a qualified domestic relations order. (QDRO).

    i.	"Subsidiary" shall mean a subsidiary corporation of the Company as defined in Section 425(f) of the Code.

    j.	"Years of Service" shall mean twelve (12) consecutive Months of
       Service, except that the Committee shall be empowered to disregard such 12 month requirement. "Months of Service" shall
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       mean a calendar month during any part which any employee,
       consultant, or advisor completed an Hour of Service. "Hour of Service" shall mean each hour for which a director, employee, consultant, or advisor is directly or indirectly compensated or entitled to compensation.

 3. 	ADMINISTRATION.

    a. This plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"). Except for the terms and conditions explicitly set forth in this Plan, the Committee shall have the authority, in its discretion, to determine all matters relating to the options to be granted under this plan, including selection of the individuals to be granted options, the number of shares to be subject to each grant, the date of grant, the termination of the options, the option term, vesting schedules, and all other terms and conditions thereof. Grants under this plan to employees need not be identical in any respect, even when made simultaneously. The Committee will also determine and approve the granting of options to selected eligible individuals.

    b.	Options shall be evidenced by written agreements which shall contain such terms and conditions as may be determined by the Committee. Each agreement shall be signed on behalf of the Company by an officer or officers delegated such authority by the Committee using either manual or facsimile signature.

    c.	All decisions made by the Committee pursuant to the provisions of this Plan and all determinations and selections made by the Committee pursuant to such provisions and related orders or resolutions of the Board of Directors shall be final and conclusive.

 4. 	ELIGIBILITY AND PARTICIPATION.  The group of employees, consultants, and advisors eligible to receive options shall consist of those employees, directors, officers and other key employees with no less than three years continuous tenure with the Company. At the discretion of the Committee, eligible individuals from this group may be selected to receive options.

 5. 	SHARES SUBJECT TO THIS PLAN.

    a.	The stock to be offered under the Plan shall be shares of the
       Company's authorized Common Stock and may be unissued shares or shares now held subsequently acquired by the Company as treasury shares, as the Board of Directors may from time to time determine. Subject to adjustment as provided in Section 12 hereof, the aggregate number of shares to be delivered under this Plan shall not exceed one million (1,000,000) shares.

      	If an option expires, is surrendered in exchange for another option, or terminates for any reason during the term of this Plan prior to its exercise in full, the shares subject to but not delivered under such option shall be available for options thereafter granted and for replacement options which may be granted in exchange for such surrendered or terminated options.


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6. 	TERMS OF OPTIONS PERIOD.  The term during which options may be granted under this Plan shall expire as set in the discretion of the Committee, and the option period during which each option may be exercised shall, subject to the provisions of Section 13 hereof, be such period as determined by the Committee, up to a maximum of no later than 3 years (1095 days) following the grant date of the option.

7. 	OPTION PRICE.  The price at which shares may be purchased upon exercise of a particular option shall be such price per share equal to market price at the time of grant. Market price will be the mean of bid and ask prices on the National Daily Quotation Service "pink sheet" for the effective date of the option granted by the Committee. If no activity is reported for that date the "pink sheet" with the closest preceding date with recorded activity will establish market price.

8. 	MEANS OF EXERCISE.  Payment of the option exercise price by the
    Optionee may be in cash or check payable to the Company.

9. 	VESTING; EXERCISE OF OPTIONS AND RIGHTS.

     a. Vesting: Exercisability. Subject to the provisions of paragraph g. herein, an option shall vest and become nonforfeitable and exercisable, immediately upon issuance by the Committee and receipt of written agreement by the Optionee.

       	Notwithstanding the above, all eligible employees, directors, and officers of ELECTRONIC SYSTEMS TECHNOLOGY as of the date of adoption of this plan shall receive credit for prior years of service as an employee, director, or officer of the Company in respect to determining eligibility for granting of options by the Committee may determine, provided that the election to exercise an option shall be made in accordance with applicable Federal laws and regulations.

     c.	Options will be exercisable in minimum blocks of 5,000 shares at any one time. No option may at any time be exercised with respect to a fractional share and no fractional shares shall be issued.

     d.	As a condition to the exercise of a Non-Qualified Stock Option, optionees shall make such arrangements as the Committee may require for the satisfaction of any federal, state, or local withholding tax obligations that may arise in connection with such exercise.

     e.	No shares shall be delivered pursuant to the exercise of any option, in whole or in part, until qualified for delivery under such securities laws and regulations as may be deemed by the Committee to be applicable thereto and until, in the case of the exercise of an option, payment in full of the option price thereof is received by the Company in cash or check. No holder of an option, or his/her legal representative, legatee, or distributee, shall be or be deemed to be a holder of any shares subject to such option unless and until he/she has received a certificate or certificates therefor.


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    f.	Notwithstanding any vesting requirements contained in any
       Option, all outstanding Options shall become immediately exerciseable (1) following the first purchase of Common Stock pursuant to a tender offer or exchange offer (other than an offer made by the Company) for all or part of the Common Stock,
       (2) at such time as a third person, including a "group" as defined in Section 13(d) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Company having 25% or more of the total number of votes that may be cast for the election of Directors of the Company, (3) on the date on which the shareholders of the company approve (i) any agreement for a merger or consolidation on which the Company will not survive as an independent, publicly owned corporation or (ii) any sale, exchange or other disposition of all or substantially all of the Company's assets. The Committee's reasonable determination as to whether such an event has occurred shall be final and conclusive.

    g.	Notwithstanding any provisions of the agreement to the
       contrary, the right of any Employee to receive any benefits hereunder shall terminate and shall be forever forfeited if such employee's employment with the Electronic Systems Technology or status as a director or officer is terminated because of his/her fraud, embezzlement, dishonesty, or breach of fiduciary duty. In such an event, all unexercised options shall be deemed null and void. This Section shall be inapplicable to any such termination of employment or status as a director or officer occuring after the Plan has been terminated.

10. 	TRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS.  The right of any optionee to exercise an option granted under the Plan shall, during the lifetime of such optionee, be exerciseable only by such optionee or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder and shall not be assignable or transferable by such optionee other than by will or the laws of descent and distribution or a qualified domestic relations order (QDRO).

11. TERMINATION OF RELATIONSHIP. The terms and conditions under which an option may be exercised after the termination of relationship with the Company and Optionee shall be as follows:

    a.	Immediately following the termination of relationship with the
       Company, the Optionee shall have a period of ninety (90) days in which to exercise any options which the Optionee has been granted, except under the conditions set forth in paragraphs b and c below, which shall supersede the provisions of paragraph a.

    b.	If recapitalization and/or similar events result in the change of share unit values, the Optionee will receive options for equivalent shares. If the Company is not the surviving entity by virtue of merger, acquisition, etc., the Optionee will have a window of ten days in which to exercise any options held at the time. The last day of the window will be five days prior to the legal conclusion of any such event.


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    c.	In the event of Company acquisition, merger, reorganization and other transactions altering the Company structure, any outstanding options then in force must be immediately exercised.

12. 	CHANGES IN COMMON STOCK.  The aggregate number and class of shares on which options may be granted under this Plan, the number and class of shares covered by each outstanding option, and the exercise price per share thereof (but not the total price), of each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of common stock of the Company resulting from a split-up or consolidation of shares, or any spin-off, spin-out, split-up, or other distribution of assets to shareholders, or any like capital adjustment or the payment of any such stock dividend, or any other increase or decrease in the number of shares of common stock of the Company without the receipt of consideration by the Company, or assumption and conversion of outstanding grants due to an acquisition.

13. 	AMENDMENT AND DISCONTINUANCE.  The Board of Directors may amend, suspend, or discontinue this Plan, but may not, without the approval of the holders of the Company's common stock, make any amendment thereof which operates: a) to increase the total number or shares which may be granted under this Plan, b) to extend the terms of this Plan or the maximum option period provided in Section 6 hereof,
     c) to decrease the minimum option price provided in Section 7 hereof, d) to materially modify the requirements as to eligibility for participation in this Plan, or e) to materially increase the benefits accruing to participants under this Plan. No amendment to this Plan shall, except with the consent of the Optionee, adversely affect rights under an option previously granted,

14. 	TERMS OF PLAN.  This Plan shall become effective April  12, 1996, subject to the approval by the holders of the Company's common stock at a meeting to be held within one year of the date of adoption of this Plan.

15. INVESTMENT REPRESENTATION. Upon demand by the Company, the Optionee shall deliver to the Company a representation in writing that the purchase of all shares with respect to which notice of exercise of the Option has been given by Optionee is being made for investment only and not for resale or with a view to distribution and containing such other representations and provisions with respect thereto as the Company may require. Upon such demand, delivery of such representation promptly and prior to the transfer or delivery of any such shares and prior to the expiration of the option period, shall be a condition precedent to the right to purchase such shares.

16. 	RIGHTS AS SHAREHOLDER AND EMPLOYEE.  An Optionee shall have no rights as a shareholder of the Company with respect to any shares of Common Stock covered by an Option until the date of the issuance of the stock certificate for such shares. Neither the Plan, nor the granting of an option or other rights herein, nor any other action taken pursuant to the Plan shall constitute or be evidence of, any agreement or understanding, express or implied, that an Employee has a right to continue as an Employee for any period of time or at any particular rate of compensation.

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17. 	GOVERNING LAW.  Options granted under this Plan shall be construed and shall take effect in accordance with the laws of the State of Washington.